SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION is dated as of _____________, 2018 by and between Cherubim Interests, Inc. (“CHIT” or the “Company”), a corporation formed under the laws of the State of Nevada, and Northbridge Financial, Inc., (“NBF”), a Delaware Corporation.

BACKGROUND:

WHEREAS, there are bona fide outstanding liabilities of the Company in the principal amount of not less than $166,071.40 and

WHEREAS, these liabilities are past due; and

WHEREAS, NBF acquired such liabilities on the terms and conditions set forth in the annexed Claim Purchase Agreement(s), subject however to the agreement of the Company and compliance with the provisions hereof; and

WHEREAS, NBF and CHIT desire to resolve, settle, and compromise among other things the liabilities as more particularly set forth on Schedule A and the Claims Purchase Agreements and debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the “Claims”).

NOW, THEREFORE, the parties hereto agree as follows:

1. Defined Terms.

As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"AGREEMENT" shall have the meaning specified in the preamble hereof.

“CLAIM AMOUNT” shall mean $166,071.40.

"COMMON STOCK" shall mean the Company's common stock, no stated par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“COURT” shall mean Circuit Courts within the Twelfth Judicial Circuit of Florida.

"DISCOUNT" shall mean fifty (50%) percent.

“SALE PRICE” shall mean the Sale Price of the Common Stock on the Principal Market.

"MARKET PRICE" on any given date shall mean the lowest Sale Price during the Valuation Period.

"PRINCIPAL MARKET" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, OTC Pink, the Over the Counter Bulletin Board, QB marketplace, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

"PURCHASE PRICE" shall mean the Market Price during the Valuation Period (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement) less the product of the Discount and the Market Price.

“SELLER” shall mean any individual or entity listed on Schedule A, who originally owned the Claims.

"TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

“TRADING PERIOD” shall mean Trading Days during the Valuation Period.

"TRANSFER AGENT" shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company's appointment of any such substitute or replacement transfer agent).

"VALUATION PERIOD" shall mean the twenty (20) day trading period preceding the share request inclusive of the day of any Share Request pursuant to this agreement (the “trading period”); provided that the Valuation Period shall be extended as necessary in the event that (1) the Initial Issuance is delivered in more than one tranche pursuant to Sections 3(a) and 3(e), and/or (2) one or more Additional Issuances is required to be made pursuant to Section 3(d) below, in which case the Valuation Period for each issuance shall be extended to include additional trading days pursuant to such issuance. The Valuation Period shall begin on the date of any Share Request pursuant to this Agreement, but shall be suspended to the extent that any subsequent Initial Issuance tranche and/or Additional Issuance is due to be made until such date as such Initial Issuance tranche and/or Additional Issuance is delivered to NBF pursuant to Section 3(b)(iii). Any period of suspension of the Valuation Period shall be established by means of a written notice from NBF to the Company. In the event the Settlement Shares and/or Settlement Fee Shares are not delivered on the same date as the Share Request or Conversion Notice, the Valuation Period will be extended to the date the Settlement Shares and/or Settlement Fee Shares are “Delivered”. “Delivered” shall mean the date the shares clear deposit into NCF’s brokerage account, which shall be the date NBF is able to trade the shares free from restrictions of any kind including by NBF’s Brokerage firm, DTC, Company or Company’s Transfer Agent (the “Extended Valuation Period”). Extending the Valuation Period will not adjust the number of shares delivered but will adjust the market price, Settlement Shares and/or Settlement Fee and the amount the Claim amount is reduced as a result of the conversion, and will be memorialized by an Amended Share Request or Conversion Notice, which will be submitted to the Company by NBF, if applicable.

2. Fairness Hearing.

Upon the execution hereof, Company and NBF agree, pursuant to Section 3(a)(10) of the Securities Act of 1933 (the “Act”), to immediately submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the “Order”).

3. Settlement Shares.

Following entry of an Order by the Court in accordance with Paragraph 2 herein and the execution by NBF and Company of the Stipulation and Order of Dismissal (as defined below) subject to paragraph 7 herein, Company shall issue and deliver to NBF shares of its Common Stock (the “Settlement Shares”) as follows:

a. In settlement of the Claims, Company shall initially issue and deliver to NBF, in one or more tranches as necessary subject to paragraph 3(f) herein, shares of Common Stock (the “Initial Issuance”), subject to adjustment and ownership limitations as set forth below, sufficient to satisfy the compromised amount at a fifty percent (50%) discount to market (the total amount of the claims divided by 50%) based on the market price during the valuation period as defined herein through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act (the “settlement shares”). The Company shall also issue to NBF, on the issuance date(s), Fifty Million (50,000,000) freely trading shares pursuant to Section 3(a)(10) of the Securities Act in accordance herewith as a settlement fee.

b. No later than the first business day following the date that the Court enters the Order, time being of the essence, Company shall: (i) cause its legal counsel to issue an opinion to Company’s transfer agent, in form and substance reasonably acceptable to NBF and such transfer agent, that the shares of Common Stock to be issued as the Initial Issuance and Additional Issuance (as defined below) and shares issued as a settlement fee are legally issued, fully paid and non-assessable, are exempt from registration under the Securities Act, may be issued without restrictive legend, and may be resold by NBF without restriction; (ii) transmit via email, facsimile and overnight delivery an irrevocable and unconditional instruction to Company’s stock transfer agent in the form annexed hereto as Exhibit B; and (iii) within three (3) days thereof, issue and deliver to NBF Settlement Shares and settlement fee shares in one or more tranches as necessary, without any legends or restrictions on transfer, sufficient to satisfy the compromised amount along with settlement fee shares, through the issuance of freely trading securities issued pursuant to Section 3(a)10 of the Securities Act. Pursuant to this agreement, NBF may deliver a request to CHIT either directly or through Company’s Transfer Agent pursuant to Exhibit “B” which states the dollar amount (designated in U.S. dollars) of Common Stock to be issued to NBF (the “Share Request” or “Conversion Notice”). The date upon which the first tranche of the Initial Issuance shares along with any shares issued as a settlement fee have been received into NBF’s account and are available for sale by NBF shall be referred to as the “Issuance Date”. Additionally, the Company shall be fully responsible for all of the Transfer Agent’s costs for each and every conversion of the Settlement Shares and Settlement Fee Shares pursuant to this section which shall be promptly paid upon request by said Transfer Agent of NBF. In the event the Company fails to comply with this provision then the Discount shall be increased by an additional five percent (5%). In the event that Company is delinquent on issuance of shares of stock to NBF pursuant to the terms and conditions of this Section 3 within three (3) business days of a request for issuance of shares pursuant to Court Order Granting Approval of this Settlement Agreement, then the Discount shall be increased by five percent (5%), as well as an additional five percent (5%) for each additional delinquency of five (5) Trading Days up to a maximum Discount of ninety percent (90%) until all Settlement Shares and settlement fee shares have been received by NBF and Company has fully complied with all terms and conditions and obligations pursuant to this Settlement Agreement and Stipulation.

c. During the Valuation Period, the Company shall deliver to NBF, through the Initial Issuance and any required Additional Issuance subject to paragraph 3(f) herein that number of shares (the “Final Amount”) with an aggregate value equal to (A) the sum of the Claim Amount, divided by (B) the Purchase Price. The parties acknowledge that the number of Settlement Shares along with any settlement fee shares to be issued pursuant to this Agreement is indeterminable as of the date of its execution, and could well exceed the current existing number of shares outstanding as of the date of its execution.

d. If at any time during the Valuation Period the Market Price is below 90% of the Market Price on the day before the Issuance Date, Company will immediately cause to be issued and delivered to NBF in accordance with the provisions of Section 3(b) herein, such additional shares as may be required to effect the purposes of this Settlement Agreement (each, an “Additional Issuance”), subject to the limitation in the paragraph below. At the end of the Valuation Period, if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, NBF shall promptly deliver any remaining shares to Company or its transfer agent for cancellation.

e. Notwithstanding anything to the contrary contained herein, it is the intention of the parties that the Settlement Shares along with settlement fee shares beneficially owned by NBF at any given time shall not exceed the number of such shares that, when aggregated with all other shares of Company then beneficially owned by NBF, or deemed beneficially owned by NBF, would result in NBF owning more than 4.99% of all of such Common Stock as would be outstanding on such date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. In compliance therewith, the Company agrees to deliver the Initial Issuance and any Additional Issuances in one or more tranches.

f. For the avoidance of doubt, the price used to determine the number of shares of Common Stock to be delivered pursuant to any Share Request shall be rounded up to the nearest decimal place of .00001.

4. Necessary Action.

At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

5. Releases.

Upon receipt of all of the Settlement Shares and settlement fee shares for and in consideration of the terms and conditions of this Agreement, and except for the obligations, representations, indemnifications pursuant to paragraph 15 herein and covenants arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing contained herein shall be deemed to negate or affect NBF’s right and title to any securities heretofore issued to it by Company or any subsidiary of Company.

6. Representations.

Company hereby represents, warrants and covenants to NBF as follows:

a. There are Fifteen Billion (15,000,000,000) shares of Common Stock of the Company authorized as of July 31, 2017, of which approximately Five Hundred Ninety Seven Million Four Hundred Seventy Four Thousand and Five (597,474,005) Shares of Common Stock are issued and outstanding as October 13, 2017; and approximately Fourteen Billion Four Hundred Two Million Five Hundred Twenty Five Thousand Nine Hundred Ninety Five (14,402,525,995) Shares of Common Stock are available for issuance pursuant hereto;

b. The shares of Common Stock to be issued pursuant to the Order are duly authorized, and when issued will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

c. The shares will be exempt from registration under the Securities Act and issuable without any restrictive legend;

d. The Company shall reserve from its duly authorized capital stock a number of shares of Common Stock at least equal to the greater of the number of shares that could be issued pursuant to the terms of the Order and that Company shall initially reserve at its transfer agent, at a minimum, Three Billion Two Hundred Million (3,200,000,000) shares during the Valuation Period in order to ensure that it can properly carry out the terms of this agreement, which may only be released to Company once all of the Settlement Shares and settlement fee shares have been delivered and converted pursuant to this agreement and Company’s obligations are otherwise fully satisfied or there has otherwise been a default pursuant to the terms of this agreement; of this reserve amount, NBF plans on converting this Settlement into that number of shares and in many instances more shares, should the price go down;

e. If at any time it appears reasonably likely that there may be insufficient authorized shares to fully comply with the Order, Company shall promptly increase its authorized shares to ensure its ability to timely comply with the Order;

f. The execution of this Agreement and performance of the Order by Company and NBF will not (1) conflict with, violate or cause a breach or default under any agreements between Company and any creditor (or any affiliate thereof) related to the account receivables comprising the Claims, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained;

g. Without limitation, the Company hereby waives any provision in any agreement related to the account receivables comprising the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court;

h. The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

i. The execution, delivery and performance of this Agreement by Company has been duly authorized by all requisite action on the part of Company and its Board of Directors (including a majority of its independent directors), and this Agreement has been duly executed and delivered by Company;

j. Company did not enter into the transaction giving rise to the Claims in contemplation of any sale or distribution of Company’s common stock or other securities;

k. There has been no modification, compromise, forbearance, or waiver entered into or given with respect to the Claims. There is no action based on the Claims that is currently pending in any court or other legal venue, and no judgments based upon the Claims have been previously entered in any legal proceeding;

l. There are no taxes due, payable or withholdable as an incident of Seller’s provision of goods and services, and no taxes will be due, payable or withholdable as a result of settlement of the Claims;

m. Seller was not and within the past ninety (90) days has not been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with, the Company and is not an affiliate of the Company as defined in Rule 144 promulgated under the Act;

n. Company is operational and is a non-shell company within the meaning of Rule 405 and all applicable Securities Rules and Registration pertaining thereto;

o. Company represents that Seller is not, directly or indirectly, utilizing any of the proceeds received from NBF for selling the Claims to provide any consideration to or invest in any manner in the Company or any affiliate of the Company;

p. Company has not received any notice (oral or written) from the SEC or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock; and

q. Seller will not, directly or indirectly, receive any consideration from or be compensated in any manner by, the Company, or any affiliate of the Company, in exchange for or in consideration of selling the Claims;

r. Company represents that none of the services provided or to be provided which gave rise to the Claims were or are services related to promoting the Company’s Securities or that may be considered investor relations services;

s. Company represents that each Claim being purchased pursuant hereto is a bona-fide Claim against the Company and that the invoices or written contract(s)/promissory notes underlying each Claim are accurate representations of the nature of the debt and the amounts owed by the Company to Seller and that the goods or services which are the subject of the Claims being purchased have been received or rendered;

t. Company acknowledges that NBF or its affiliates may from time to time, hold outstanding securities of the Company which may be convertible in shares of the Company’s common stock at a floating conversion rate tied to the current market price for the stock. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially in certain circumstances, including, but not necessarily limited to the circumstance wherein the trading price of the Common Stock declines during the Valuation Period. The Company’s executive officers and directors have studied and fully understand the nature of the transaction contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Settlement Shares along with settlement fee shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company. The Board of Directors of the Company has further given its consent for each conversion of shares of stock pursuant to this agreement and agrees and consents that same may occur below the par value of the Company’s Common Stock if applicable.

u. None of the transactions agreements or proceedings described above is part of a plan or scheme to evade the registration requirements of the Securities Act and CHIT and NBF are acting and has acted in an arms length capacity.

7. Continuing Jurisdiction.

Simultaneously with the execution of this Agreement, the attorneys representing the parties hereto will execute a stipulation of dismissal substantially in the form annexed hereto as Exhibit C (the “Stipulation of Dismissal”). The parties hereto expressly agree that said Stipulation of Dismissal shall not be filed, but shall be held in escrow by counsel for NBF, until such time that Company has fully complied with all of its obligations pursuant to this Settlement Agreement and Stipulation. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement, and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

8. Conditions Precedent/ Default.

a. If Company shall default in promptly delivering the Settlement Shares to NBF in the form and mode of delivery as required by Paragraphs 2, 3, 4 and 6 herein or otherwise fail in any way to fully comply with the provisions thereof;

b. If the Order shall not have been entered by the Court on or prior to ninety (90) days after execution of this agreement;

c. If the Company shall fail to comply with the Covenants set forth in Paragraph 14 hereof;

d. If Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors or other legal proceedings for any reason shall be instituted by or against the Company; or if the trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market; or trading in securities generally on the Principal Market shall have been suspended or limited; or, minimum prices shall been established for securities traded on the Principal Market; or the Common Stock is not eligible or unable to be deposited for trade on the Principal Market; or the Company is delinquent or has not made its required Securities and Exchange Commission filings; or if any time, the Market Price for the Company’s Common Stock drops to at or below .0002; or there shall have been any material adverse change (i) in the Company’s finances or operations, or (ii) in the financial markets such that, in the reasonable judgment of the NBF, makes it impracticable or inadvisable to trade the Settlement Shares along with any settlement fee shares; and such suspension, limitation or other action is not cured within five (5) trading days; then the Company shall be deemed in default of the Agreement and Order and this Agreement and/or any remaining obligations of NBF pursuant to this Agreement shall be voidable in the sole discretion of NBF, unless otherwise agreed by written agreement of the parties;

e. In the event that the Company fails to fully comply with the conditions precedent as specified in paragraph 8 a. through d. herein, then the Company shall be deemed in default of the agreement and NBF, at its option and in its sole discretion, may declare Company to be in default of the Agreement and Order, and this Agreement and/or any remaining obligations of NBF pursuant to this Agreement shall be voidable in the sole discretion of NBF, unless otherwise agreed by written agreement of the parties. In said event, NBF shall have no further obligation to comply with the terms of this agreement and can thus opt out of making any remaining payments, if applicable, not previously made to creditors as contemplated by the Claims Purchase Agreement as referenced in schedule A. In the event Company is declared to be in default, Company shall remain fully obligated to comply with the terms of this Settlement Agreement and Stipulation for issuance of shares of stock to NBF for any amount of debt previously purchased and paid for by NBF pursuant to the terms of this Settlement Agreement and Stipulation, Schedule A, as well as Order Approving same along with all settlement fee shares required hereby. In the event that Company is declared to be in default of this Agreement prior to successful deposit and clearance of the Settlement Shares and/or settlement fee shares, Company shall further remain fully obligated for issuance of all settlement fee shares pursuant to paragraph 3(a) herein.

9. Information.

Company and NBF each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

10. Ownership and Authority.

Company and NBF represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

11. No Admission.

This Agreement is contractual and it has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of the litigation. This Agreement and each of its provisions in any orders of the Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the Action or the liability of any nature on the part of any of the parties hereto except to enforce its terms.

12. Binding Nature.

This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

13. Authority to Bind.

Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement, and that counsel has reviewed this Agreement. Company further represents and warrants that they have had corporate legal counsel review and agree to the terms of this Agreement independent of counsel of their choosing to represent Company at any fairness hearing or hearings to approve this Agreement.

14. Covenants.

a. For so long as NBF or any of its affiliates holds any shares of Common Stock, neither Company nor any of its affiliates shall vote any shares of Common Stock owned or controlled by it (unless voting in favor of a proposal approved by a majority of Company’s Board of Directors), or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Company; in favor of (1) an extraordinary corporate transaction, such as a reorganization, reverse stock split or liquidation, involving Company or any of its subsidiaries, (2) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (3) any material change in the present capitalization or dividend policy of Company, (4) any other material change in Company’s business or corporate structure, (5) a change in Company’s charter, bylaws or instruments corresponding thereto (6) causing a class of securities of Defendant to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (7) causing a class of equity securities of Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (8) terminating its Transfer Agent (9) taking any action which would impede the purposes and objects of this Settlement Agreement or (10) taking any action, intention, plan or arrangement similar to any of those enumerated above. Nothing in this section shall be deemed to exclude strategic decisions by Company made in an effort to expand the Company except as expressly stated herein. The provisions of this paragraph may not be modified or waived without further order of the Court.

b. Immediately upon the signing of the Settlement Order by the Court, the Company shall cause to be filed a Form 8-K with the Securities and Exchange Commission disclosing the settlement. Furthermore, and at the written request of NBF, in the event that the Company raises their issued and outstanding Common Stock by an additional ten percent (10%) or more, Company shall file a form 8k with the Securities and Exchange Commission. The Company shall further immediately file such additional SEC filings as may be or are required in respect of the transactions. In the event that the Company fails to fully comply with this provision, then the Discount pursuant to this agreement shall be increased by five percent (5%), as well as an additional five percent (5%) for each additional delinquency of five (5) Trading Days up to a maximum Discount of ninety percent (90%) until all Settlement Shares and settlement fee shares have been received by NBF and Company has fully complied with all terms and conditions and obligations pursuant to this Settlement Agreement and Stipulation.

c. NBF hereby covenants that they have not provided any funds or other consideration to the Company and have no intent to do so. In no event shall any of the funds received from the sale of shares of the Company in reliance upon the Court Order be used to provide any consideration to the Company or any affiliate of the Company.

d. NBF has utilized the services of Alpine Securities Corporation as a placement agent in this transaction and NBF has not and is not acting as a broker dealer in such capacity in this transaction pursuant to Section 15 of the Securities Exchange Act of 1934. Alpine Securities Corporation has performed due diligence on the debts associated with this transaction, negotiated the terms hereof and arranged for NBF to place their capital in this transaction. Northbridge Financial, Inc., through the transactions, agreements or proceedings above are not a part of a plan or scheme or evade the registration requirements of Section 15 of the Securities Exchange Act of 1934 or any other applicable provisions.

15. Indemnification.

Company covenants and agrees to indemnify, defend and hold NBF and its agents, employees, representatives, officers, directors, stockholders, controlling persons and affiliates harmless arising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or by the Seller or Shareholders of the Company and further, harmless against any charges, claims, suits, losses, expenses, damages, obligations, fines, judgments, liabilities, costs and expenses (including actual costs of investigation and reasonable attorney’s fees) whether brought by an individual or entity or imposed by a court of law or by administrative action of any Federal, State or Local governmental body or agency, administrative agency or regulatory authority related to arising in any manner out of, based upon or in connection with (a) any untrue statement or alleged untrue statement of a material fact made by the Company or any omission or alleged omission of the Company to state a material fact required to be stated herein or in any seller document or necessary to make the statements therein not misleading or (b) the inaccuracy or breach of any covenant, representation or warranty made by the Company contained herein or in any seller document or (c) any transaction, proposal or any other matter contemplated herein. The Company will promptly reimburse the indemnified parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any matter contemplated by this Agreement, or any action or proceeding arising therefrom, whether or not such indemnified party is a formal party to any such proceeding. This Agreement specifically includes, but is not limited to the foregoing concerning any claim that Northbridge Financial is in violation of or has violated Section 5 of the Securities Act of 1933, as amended, for unlawful or unauthorized sale of securities based upon Northbridge Financial, Inc.’s reliance on representations of Company or misrepresentations of Company pursuant to (a), (b) or (c) herein and/or that any payments made by NBF to Creditors were fraudulent, based upon false instruments provided to NBF or not bona fide claims within the meaning of Section 3(a)(10) of the Securities Act of 1933 . Notwithstanding the foregoing, the Company shall not be liable in respect of any claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal of has been denied) which resulted solely or in part from the willful misconduct of an indemnified party or the willful violation of any securities law or regulations by the indemnified party. The Company further agrees that it will not, without the prior written consent of Northbridge Financial, settle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not Northbridge Financial or any indemnified party is an actual or potential party to such proceeding), unless such settlement, compromise or consent includes an unconditional release of Northbridge Financial and each other indemnified party hereunder from all liability arising out of such proceeding. In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Indemnification Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction and (the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case, or (ii) contribution may be required by the Company in circumstances for which an Indemnified Party is otherwise entitled to indemnification under the Agreement, then, and in each such case, the Company shall contribute to the aggregate losses, Claims and damages and/or liabilities in an amount equal to the amount for which indemnification was held unavailable. The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with Northbridge’s agreement hereunder except for Claims that a court of competent jurisdiction shall have determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted solely or in part from the willful misconduct of such Indemnified Party or the willful violation of any securities laws or regulations by an Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company set forth herein shall be in addiction to any liability which the Company may otherwise have an shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

16. Legal Effect.

The parties to this Agreement represent that each of them has been advised as to the terms and legal effect of this Agreement and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, shall supersede all prior written or oral between the parties, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Agreement after having been so advised.

17. Mutual Drafting.

Each party has participated jointly in the drafting of this Agreement which each party acknowledges is the result of negotiation between the parties and through placement agent Alpine Securities Corporation, and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

18. Waiver of Defense.

Each party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Company further waives any defense based on the rule against splitting causes of action. The prevailing party in any motion to enforce the Order shall be awarded its reasonably attorney fees and expenses in connection with such motion. Except as expressly set forth herein, each party shall bear its own attorneys’ fees, expenses and costs.

19. Signatures.

This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

20. Choice of Law, Etc.

Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in State Court sitting in the Twelfth Judicial Circuit, State of

Florida.

21. Exclusivity.

For a period of the later of one hundred eighty (180) days from the date of the execution of this Agreement or upon NBF’s final sale of all shares of stock issued pursuant hereto subsequent to final adjustment; (a) Company and its representatives shall not enter into any exchange transaction under Section 3(a)(10) of the Securities Act nor directly or indirectly discuss, negotiate or consider any proposal, plan or offer from any other party relating to any liabilities, or any financial transaction having an effect or result similar to the transactions contemplated hereby, and (b) NBF shall have the exclusive right to negotiate and execute definitive documentation embodying the terms set forth herein and other mutually acceptable terms.

22. Inconsistency.

In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

23. NOTICES.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,

(b) the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

(d) delivery by email upon delivery, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

Company:

Cherubim Interests, Inc.

________________________________

________________________________

Attn: ____________________________

Telephone No.: ____________________

E-mail: __________________________

with a copy to:

______________________________

______________________________

______________________________

______________________________

______________________________

Northbridge Financial, Inc.

Attn: _________________________

______________________________

______________________________

Telephone: _____________________

Email: documents@northbf.com

And

Charles N. Cleland, Jr., P.A.

2127 Ringling Boulevard, Suite 104

Sarasota, Florida 34237

(941) 955-1595 phone

(941) 953-7185 facsimile

Florida Bar No. 0896195

ccleland@clelandpa.com email

IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

Northbridge Financial, Inc.

By: Giangi Ratto

Name: Giangi Ratto

Title: Manager

Cherubim Interests, Inc.

By: ____________________________

Name: __________________________

Title: ___________________________

Affiliates

EXHIBIT A

IN THE CIRCUIT COURT OF THE TWELFTH JUDICIAL CIRCUIT

IN AND FOR _______________ COUNTY, FLORIDA

Northbridge Financial, Inc.,

a Delaware Corporation,

Plaintiff,

v.                                                                           Case No.

Cherubim Interests, Inc.,

a Nevada Corporation,

Defendant.

ORDER GRANTING APPROVAL OF

SETTLEMENT AGREEMENT AND STIPULATION

This matter having come on for a hearing on the ___ day of _________, 2018, to approve the Settlement Agreement entered into as of ________ ___, 2018 between Plaintiff, Northbridge Financial, Inc. (“Plaintiff”) and Defendant, Cherubim Interests, Inc. (“Defendant”

And collectively with Plaintiff, the “Parties”), and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and Stipulation and being otherwise fully advised in the premises, the Court hereby finds as follows:

1. The Court has been advised that the Parties intend that the sale of the Shares (as defined by the Settlement Agreement and, hereinafter, the “Shares”) to and the resale of the Shares by Plaintiff in the United States, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 3(a)(10) of the Securities Act based upon this Court’s finding herein that theterms and conditions of the issuance of the Shares by Defendant to Plaintiff are fair to Plaintiff;

2. The hearing having been scheduled upon the consent of Plaintiff and Defendant, Plaintiff has had adequate notice of the hearing and Plaintiff is the only party to whom Shares will be issued pursuant to the Settlement Agreement;

3. The terms and conditions of the issuance of the Shares in exchange for the release of certain claims as set forth in the Settlement Agreement are fair to Plaintiff, the only party to whom the Shares will be issued;

4. The fairness hearing was open to Plaintiff. Plaintiff was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this Order.

It is hereby ORDERED AND ADJUDGED that the Settlement Agreement and Stipulation is hereby approved as fair to the party to whom the Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act and that the sale of the Shares to Plaintiff and the resale of the Shares in the United States by Plaintiff, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933. The Settlement Agreement and Stipulation entered into between the parties is hereby approved and the parties are ordered to comply with same. The Circuit Court of the Twelfth Judicial Circuit in and for ______________ County, Florida reserves jurisdiction over the parties to this action as well as the subject matter herein for purposes of contempt and enforcement of the Settlement Agreement and Stipulation as well as for such other purposes as allowed by law.

SO ORDERED, this ___ day of ___________, 2018.

____________________________________

The Honorable _______________________

Conformed copies to:

Charles N. Cleland, Jr., Esq.

________________________, Esq.

EXHIBIT B

TO BE SUBMITTED ON COMPANY LETTER HEAD WITH THE CURRENT DATE

ADDRESSED TO PACIFIC STOCK TRANSFER IN THE FOLLOWING FORMAT

Pacific Stock Transfer

6725 Via Austi Pkwy, Ste 300

Las Vegas, NV 89119

Transfer Agent:

Cherubim Interests, Inc. (Issuer) a Nevada Corporation and NorthBridge Financial Inc. (Investor) have entered into a Settlement Agreement dated as of January 30, 2018 (the agreement) providing for the issuance of the Settlement in the principal amount of $166,071.40 (the Settlement).

A copy of the Settlement is attached hereto. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained herein. The shares to be issued are to be registered in the name of the registered holder of the securities submitted for conversion or exercise.

You are hereby irrevocably authorized and instructed to reserve 3,200,000,000 shares of common stock ("Common Stock") of the Company for issuance upon full conversion of the Settlement. The amount of Common Stock so reserved may be increased, from time to time, by written instructions of the Company and the Investor so long as there are sufficient authorized and unissued shares of the company not otherwise reserved available to do so.

So long as you have previously received confirmation from the Company (or Investor’s counsel) that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction, and the Company or its counsel or Investor's counsel provides an opinion of counsel to that effect that is satisfactory to the transfer agent, other documentation that may reasonably be requested, and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company, such shares should be transferred in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares (such shares shall be issued from the reserve, but in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice your firm and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury that are not otherwise reserved). Until such time as you are advised by Investor or Company counsel as above that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction, you are hereby instructed to place the following legend on the certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The Company hereby requests that your firm act promptly, without unreasonable delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor. The request shall be honored and shares issued within 48 hours.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, including claims that may be asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith. You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

All processing fees will be expected and payable upon receipt of the request from the presenter of such request. The Investor and the Company understand and agree that the current cost of processing such a conversion is estimated to be between $205 and $275 which does not include RUSH fees. The Company and Investor understand and agree that Pacific Stock Transfer's fee schedule is subject to change and the Investor and the Company agree to pay the full amount of any such conversion according to the Pacific Stock Transfer fee schedule then in force. Pacific Stock Transfer shall not be obligated to process any request until and unless its fees are paid.

The Company agrees that the Transfer Agent may resign as the Company's transfer agent. In that event, or in the event that the company terminates the Transfer Agent, the Transfer Agent reserves the right to and may complete any issuance or transfer requests then pending. The Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days.

The Company hereby authorizes the issuance of such number of shares as will be necessary to fully convert the Settlement under its terms and any such shares shall be considered fully paid and non-assessable at the time of their issuance. The Company and the Investor agree that the Transfer Agent will be notified in writing by the Company and the Investor when the Settlement has been fully converted and if there are any remaining shares in the reservation that are to be released and returned to the Company’s Authorized shares. The Company has executed and delivered to PST a Board of Director’s Resolution, Minutes of the Meeting or Secretary’s Certificate indicating such and Pacific Stock Transfer entered into this agreement in material reliance on such documentation.

The Investor and Company expressly understand and agree that nothing in this Irrevocable Transfer Instruction Agreement shall require or be construed in any way to require the transfer agent, in its sole discretion as the Transfer Agent, to do, take or not do or take any action that would be contrary to any Federal or State law, rule, or regulation including but expressly not limited to both the Securities Act of 1933 and the Securities and Exchange Act of 1934 as amended and the rules and regulations promulgated there under by the Securities and Exchange Commission.

The Transfer Agent is not responsible for determining the accuracy of any conversion notice and may rely on any instructions presented to it consistent with this letter.

The Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Issuer Name & Title	NorthBridge Financial
Giangi Ratto - Manager

Acknowledged and Agreed:

Pacific Stock Transfer

By: ________________________________

Joslyn G. Claiborne

Director, Global Operations Center

Pacific Stock Transfer Company

EXHIBIT C

IN THE CIRCUIT COURT OF THE TWELFTH JUDICIAL CIRCUIT

IN AND FOR _______________ COUNTY, FLORIDA

Northbridge Financial, Inc.,

a Delaware Corporation,

Plaintiff,

v.                                                                                      Case No.

Cherubim Interests, Inc.,

a Nevada Corporation,

Defendant.

STIPULATION AND ORDER OF DISMISSAL

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all the parties to the above-entitled action, pursuant to the Florida Rules of Civil Procedure, that whereas no party hereto is an infant or incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action, the above-entitled action be, and the same hereby is, dismissed, each party to bear its own costs.

Dated: _______________________, 2018.

Charles N. Cleland, Jr., Esq.
CHARLES N. CLELAND, JR., P.A.
Florida Bar No. 0896195
2127 Ringling Blvd., Suite 104
Sarasota, Florida 34237
(941) 955-1595 phone
(941) 953-7185 facsimile
Attorney for Plaintiff

SO ORDERED:

The Honorable

SCHEDULE A

CLAIMS

Company	Nature of Claim	Payment to be paid within ten (10) days after court order granting approval of settlement agreement pursuant to Claims Purchase Agreements annexed hereto.

Payment to be

paid within

thirty (30) days

and applicable

additional days

which could

be triggered by

a default event

after Court

order granting

approval of

settlement

agreement

pursuant to

Claims

Purchase

Agreements

annexed hereto.

Payment to be

paid within sixty

(60) days and

any applicable

additional days

which could be

triggered by a

default event

after Court order

granting

approval of

settlement

agreement

pursuant to

Claims

Purchase

Agreements

annexed hereto.

Payment to be

paid within ninty

(90) days and any

applicable

additional days

which could be

triggered by a

default event

after Court order

granting approval

of settlement

agreement

pursuant to

Claims

Purchase

Agreements

annexed hereto.

Total Debt Purchased

All American Bros Mechanical LLC	Invoice	$ 30,000	$ 30,000	$ 30,000	$ 30,000	$ 120,000

TJ's Tree & More	Invoice	$ 4,750	$ -	$ -	$ -	$ 4,750

Marrielli support Services Inc.	Invoice	$ 1,795	$ 1,795	$ 1,795	$ 1,795	$ 7,180

The Colaneri Firm P.C.	Invoice	$ 4,761	$ 4,761	$ 4,761	$ 4,761	$ 19,044

Alpine Securities LLC	Invoice	$ 3,774.35	$ 3,774.35	$ 3,774.35	$ 3,774.35	$ 15,097.40

TOTALS		$ 45,080	$ 40,330	$ 40,330	$ 40,330	$ 166,071